UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2016

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 East Broadway Blvd. Suite 350, Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of The Providence Service Corporation (the “Company”) filed by the Company with the Securities and Exchange Commission on February 3, 2016 (the “Original Form 8-K”). This Form 8-K/A is being filed to (a) amend and restate Item 5.02 in its entirety to include a description of the Separation Agreement, entered into on February 15, 2016 and effective February 8, 2016, by and between the Company and Michael-Bryant Hicks; and (b) add Item 9.01 to include the Separation Agreement as Exhibit 10.1. No other changes are made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2016, Michael-Bryant Hicks, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of The Company, tendered his resignation from his role with the Company in order to pursue another opportunity, to be effective 5pm Mountain, February 25, 2016 (the “Resignation Effective Date”). The Company has commenced a search for a replacement for Mr. Hicks.

In connection with Mr. Hicks’ resignation, on February 15, 2016, Mr. Hicks and the Company entered into a separation agreement (the “Separation Agreement”), effective February 8, 2016, which, to the extent applicable, supersedes the agreement between Mr. Hicks and the Company as set forth in Mr. Hicks’s employment offer letter, dated as of December 4, 2013 (the “Employment Offer Letter”).

Pursuant to, and subject to the terms of, the Separation Agreement, Mr. Hicks will remain with the Company through the Resignation Effective Date, and will receive the same base salary and employee benefits as set forth in the Employment Offer Letter. Mr. Hicks will also receive reimbursement for any business expenses reasonably incurred by him prior to the Resignation Effective Date. As further consideration for entering into the Separation Agreement, as of the Resignation Effective Date vesting will accelerate as to 33⅓% of the Restricted Shares under that certain Restricted Stock Agreement between Mr. Hicks and the Company dated March 7, 2014, and 33⅓% of the Restricted Shares under that certain Restricted Stock Agreement between Mr. Hicks and the Company dated March 18, 2015, representing an aggregate of 1,120 shares.

In consideration for the Company entering into the Separation Agreement, Mr. Hicks will provide a general release to the Company and its affiliates and certain other persons from any and all claims arising, occurring or existing at any time prior and up to the Resignation Effective Date, whether now known or unknown, subject to certain customary exceptions. Mr. Hicks has agreed to reasonably cooperate with the Company in defense or prosecution of pending or future legal proceedings relating to events that transpired while Mr. Hicks was employed by the Company. In the event of such cooperation, the Company will reimburse Mr. Hicks for his reasonable expenses and provide compensation to Mr. Hicks for his time and efforts at a rate of $400.00 per hour. Mr. Hicks has also agreed to non-disclosure and non-disparagement covenants in the Separation Agreement that will survive after Mr. Hicks is no longer employed by the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01

(d) Exhibits

10.1	Separation Agreement by and between The Providence Service Corporation and Michael-Bryant Hicks, dated February 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: Feburary 16, 2016	By:	/s/ David Shackelton
	Name:	David Shackelton
	Title:	Chief Financial Officer